Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FOURTH QUARTER OF FISCAL 2025 RESULTS AND PROVIDES FISCAL 2026 GUIDANCE
DALLAS (August 13, 2025) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the fourth quarter ended June 25, 2025 and provided financial guidance for fiscal 2026.
Fourth Quarter Fiscal 2025 Financial Highlights
“Chili’s delivered another strong quarter with sales +24% driven by traffic of +16%,” said Kevin Hochman, President & CEO of Brinker International, “We now have delivered a Q4 2 year sales growth of +39% and 3-year of +45%. With that sustained momentum along with a strong pipeline of initiatives, we are confident in our ability to grow sales and traffic throughout Fiscal 2026. Chili’s is officially back, baby back!”
Company sales were $1,448.9 million in the fourth quarter of fiscal 2025 compared to $1,196.5 million in the fourth quarter of fiscal 2024. Company comparable restaurant sales increased 21.3%, including 23.7% for Chili’s. Chili’s sales growth this quarter was driven primarily by continued increases in traffic, supported by menu innovation and advertising that highlights our industry-leading value and encourages guest trial. Operational improvements also contributed to traffic gains by driving repeat guest visits. Leveraging these higher sales, we saw improved margins, accelerated investments in the business, and repaid the outstanding amount on the company’s revolver, an additional $90.0 million reduction in funded debt. These efforts led to an increase in operating income margin to 9.8% and a rise in restaurant operating margin (non-GAAP) to 17.8% for the fourth quarter. General and administrative expenses during the fourth quarter of fiscal 2025 increased primarily due to recent technology initiatives and expanded corporate support.
In August 2025, the Company’s Board of Directors authorized an additional $400.0 million under our share repurchase program, allowing for a total available authority of $507.0 million.
Financial results for the fourth quarter and full year of fiscal 2025 and fiscal 2024 were as follows:

	Fourth Quarter			Fiscal Year
	2025	2024	Variance	2025	2024	Variance
Company sales	$1,448.9	$1,196.5	$252.4	$5,335.3	$4,371.1	$964.2
Total revenues	$1,461.9	$1,208.2	$253.7	$5,384.2	$4,415.1	$969.1

Operating income	$142.7	$73.1	$69.6	$512.0	$229.6	$282.4
Operating income as a % of Total revenues	9.8%	6.1%	3.7%	9.5%	5.2%	4.3%
Restaurant operating margin, non-GAAP(1)	$258.2	$182.1	$76.1	$933.5	$583.3	$350.2
Restaurant operating margin as a % of Company sales, non-GAAP(1)	17.8%	15.2%	2.6%	17.5%	13.3%	4.2%
Net income	$107.0	$57.3	$49.7	$383.1	$155.3	$227.8
Adjusted EBITDA, non-GAAP(1)	$212.4	$141.8	$70.6	$760.4	$443.6	$316.8

Net income per diluted share	$2.30	$1.24	$1.06	$8.32	$3.40	$4.92
Net income per diluted share, excluding special items, non-GAAP(1)	$2.49	$1.61	$0.88	$8.90	$4.10	$4.80

Comparable Restaurant Sales(2)

	Q4:25 vs 24	FY:25 vs 24
Brinker	21.3%	22.7%
Chili’s	23.7%	25.3%
Maggiano’s	(0.4)%	1.5%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Full Year Fiscal 2026 Guidance
We are providing the following guidance for fiscal 2026. The risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results.
•Total revenues are expected to be in the range of $5.60 billion - $5.70 billion;
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $9.90 - $10.50;
•Capital expenditures are expected to be in the range of $270.0 million - $290.0 million; and
•Weighted average shares are expected to be in the range of 45.0 million - 46.0 million.
We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

Fourth Quarter of Fiscal 2025 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended June 25, 2025 and June 26, 2024:

	Chili’s			Maggiano’s
	Fourth Quarter		Variance	Fourth Quarter		Variance
	2025	2024		2025	2024
Company sales	$1,326.8	$1,072.9	$253.9	$122.1	$123.6	$(1.5)
Franchise revenues	12.8	11.5	1.3	0.2	0.2	—
Total revenues	$1,339.6	$1,084.4	$255.2	$122.3	$123.8	$(1.5)

Company restaurant expenses(1)	$1,085.4	$910.5	$174.9	$105.8	$103.8	$2.0
Company restaurant expenses as a % of Company sales	81.8%	84.9%	(3.1)%	86.7%	84.0%	2.7%

Operating income	$177.3	$106.1	$71.2	$13.4	$13.4	$—
Operating income as a % of Total revenues	13.2%	9.8%	3.4%	11.0%	10.8%	0.2%

Restaurant operating margin, non-GAAP(2)	$241.4	$162.4	$79.0	$16.3	$19.8	$(3.5)
Restaurant operating margin as a % of Company sales, non-GAAP(2)	18.2%	15.1%	3.1%	13.3%	16.0%	(2.7)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by higher traffic, favorable sales mix, and menu pricing.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by higher hourly labor, manager salaries and bonus, advertising, unfavorable menu item mix, and other restaurant expenses.
•Chili’s franchisees generated sales of approximately $262.3 million for the fourth quarter of fiscal 2025 compared to $230.1 million for the fourth quarter of fiscal 2024.
Maggiano’s
•Maggiano’s Company sales decreased primarily due to unfavorable comparable restaurant sales driven by lower traffic, partially offset by menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to unfavorable menu item mix, workers' compensation and general liability insurance, sales deleverage, rent, and other restaurant expenses, partially offset by favorable menu pricing.
Corporate
•On a GAAP basis, the effective income tax rate was 19.1% in the fourth quarter of fiscal 2025. The effective income tax rate is lower than the statutory rate of 21.0% due primarily to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 19.5% in the fourth quarter of fiscal 2025.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, August 13, 2025 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/q4-2025-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day August 13, 2026.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-K for the year of fiscal 2025 filing on or before August 25, 2025
•Earnings release call for the first quarter of fiscal 2026 on October 29, 2025
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 27 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental, sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 25, 2025	June 26, 2024	June 25, 2025	June 26, 2024
Revenues
Company sales	$1,448.9	$1,196.5	$5,335.3	$4,371.1
Franchise revenues	13.0	11.7	48.9	44.0
Total revenues	1,461.9	1,208.2	5,384.2	4,415.1
Operating costs and expenses
Food and beverage costs	369.3	297.9	1,350.6	1,107.6
Restaurant labor	466.7	392.5	1,717.3	1,467.3
Restaurant expenses	354.7	324.0	1,333.9	1,212.9
Depreciation and amortization	57.9	45.0	206.6	170.8
General and administrative	58.8	52.0	222.0	183.7
Other (gains) and charges(1)	11.8	23.7	41.8	43.2
Total operating costs and expenses	1,319.2	1,135.1	4,872.2	4,185.5
Operating income	142.7	73.1	512.0	229.6
Interest expenses	10.9	15.1	53.1	65.0
Other income, net	(0.4)	—	(1.1)	(0.3)
Income before income taxes	132.2	58.0	460.0	164.9
Provision for income taxes	25.2	0.7	76.9	9.6
Net income	$107.0	$57.3	$383.1	$155.3

Basic net income per share	$2.41	$1.28	$8.60	$3.49

Diluted net income per share	$2.30	$1.24	$8.32	$3.40

Basic weighted average shares outstanding	44.5	44.7	44.6	44.4

Diluted weighted average shares outstanding	46.5	46.3	46.1	45.7

Other comprehensive income (loss)
Foreign currency translation adjustment	$0.2	$(0.1)	$(0.1)	$(0.3)
Comprehensive income	$107.2	$57.2	$383.0	$155.0

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 25, 2025	June 26, 2024	June 25, 2025	June 26, 2024
Litigation & claims, net	$11.3	$1.4	$22.4	$6.6
Enterprise system implementation costs	2.1	6.6	14.1	14.0
Restaurant-level impairment charges	4.6	12.3	4.6	12.3
Restaurant closure asset write-offs and charges	1.8	5.3	4.1	10.1
Severance and other benefit charges	0.1	—	2.4	0.5
Lease contingencies	0.2	—	1.7	0.8
Gain on sale of assets, net	(0.5)	(2.7)	(0.5)	(2.7)
Loss from natural disasters, net (of insurance recoveries)	(4.4)	—	(3.7)	(0.4)
Lease modification gain, net	(3.9)	(0.1)	(5.1)	(0.3)
Other	0.5	0.9	1.8	2.3
Total other (gains) and charges	$11.8	$23.7	$41.8	$43.2
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 25, 2025	June 26, 2024
ASSETS
Total current assets	$207.0	$234.1
Net property and equipment	952.7	879.7
Operating lease assets	1,149.1	1,095.2
Deferred income taxes, net	101.4	113.9
Other assets	268.4	270.2
Total assets	$2,678.6	$2,593.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$675.6	$622.3
Long-term debt and finance leases, less current installments	426.0	786.3
Long-term operating lease liabilities, less current portion	1,135.3	1,084.5
Other liabilities	70.8	60.6
Total shareholders’ equity	370.9	39.4
Total liabilities and shareholders' equity	$2,678.6	$2,593.1

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Fifty-Two Week Periods Ended
	June 25, 2025	June 26, 2024
Cash flows from operating activities
Net income	$383.1	$155.3
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	206.6	170.8
Deferred income taxes, net	12.6	(20.6)
Non-cash other (gains) and charges	25.7	28.7
Stock-based compensation	31.4	25.9
Net loss on disposal of assets	11.7	3.5
Other	2.6	2.8
Changes in assets and liabilities	5.3	55.5
Net cash provided by operating activities	679.0	421.9
Cash flows from investing activities
Payments for property and equipment	(265.3)	(198.9)
Proceeds from note receivable	—	1.3
Proceeds from sale of assets	1.0	4.7
Insurance recoveries	0.9	0.7
Net cash used in investing activities	(263.4)	(192.2)
Cash flows from financing activities
Borrowings on revolving credit facility	885.0	389.0
Payments on revolving credit facility	(885.0)	(550.3)
Payments on long-term debt	(375.8)	(20.1)
Purchases of treasury stock	(90.2)	(25.8)
Proceeds from issuance of treasury stock	8.3	27.9
Payments for debt issuance costs	(3.6)	(0.7)
Payments of dividends	—	(0.2)
Net cash used in financing activities	(461.3)	(180.2)
Net change in cash and cash equivalents	(45.7)	49.5
Cash and cash equivalents at beginning of period	64.6	15.1
Cash and cash equivalents at end of period	$18.9	$64.6

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2025 New Openings
	Total Restaurants Open at June 25, 2025	Total Restaurants Open at June 26, 2024	Fourth Quarter Openings	Fiscal Year Openings
Company-owned restaurants
Chili’s domestic	1,109	1,117	3	5
Chili’s international	4	4	—	—
Maggiano’s domestic	49	50	—	—
Total Company-owned	1,162	1,171	3	5
Franchise restaurants
Chili’s domestic	99	97	1	3
Chili’s international	364	344	6	30
Maggiano’s domestic	3	2	—	1
Total franchise	466	443	7	34
Total Company-owned and franchise
Chili’s domestic	1,208	1,214	4	8
Chili’s international	368	348	6	30
Maggiano’s domestic	52	52	—	1
Total	1,628	1,614	10	39
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q4 25 and Q4 24

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	Q4:25 vs 24	Q4:24 vs 23	Q4:25 vs 24	Q4:24 vs 23	Q4:25 vs 24	Q4:24 vs 23	Q4:25 vs 24	Q4:24 vs 23
Company-owned	21.3%	13.5%	3.0%	8.2%	4.5%	0.9%	13.8%	4.4%
Chili’s	23.7%	14.8%	2.7%	8.1%	4.7%	0.8%	16.3%	5.9%
Maggiano’s	(0.4)%	2.5%	7.0%	9.2%	1.5%	2.2%	(8.9)%	(8.9)%
Franchise(3)	11.4%	4.1%
U.S.	15.5%	10.3%
International	9.0%	0.5%
Chili’s domestic(4)	23.2%	14.5%
System-wide(5)	19.8%	11.9%

FY 25 and FY 24

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	FY:25 vs 24	FY:24 vs 23	FY:25 vs 24	FY:24 vs 23	FY:25 vs 24	FY:24 vs 23	FY:25 vs 24	FY:24 vs 23
Company-owned	22.7%	7.0%	4.8%	7.6%	4.4%	0.6%	13.5%	(1.2)%
Chili’s	25.3%	7.4%	4.5%	7.4%	4.8%	0.6%	16.0%	(0.6)%
Maggiano’s	1.5%	3.5%	7.8%	9.4%	1.2%	0.6%	(7.5)%	(6.5)%
Franchise(3)	11.7%	1.2%
U.S.	19.9%	7.1%
International	6.8%	(2.0)%
Chili’s domestic(4)	25.0%	7.4%
System-wide(5)	21.0%	6.1%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Fourth Quarter				Fiscal Year
	Q4 25	EPS Q4 25	Q4 24	EPS Q4 24	FY 25	EPS FY 25	FY 24	EPS FY 24
Net income, GAAP	$107.0	$2.30	$57.3	$1.24	$383.1	$8.32	$155.3	$3.40
Special items - Other (gains) and charges(1)	11.8	0.25	23.7	0.51	41.8	0.91	43.2	0.95
Income tax effect related to special items(2)	(2.6)	(0.05)	(5.9)	(0.12)	(10.1)	(0.22)	(10.8)	(0.24)
Special items, net of taxes	9.2	0.20	17.8	0.39	31.7	0.69	32.4	0.71
Adjustment for special tax items(3)	(0.3)	(0.01)	(0.7)	(0.02)	(4.8)	(0.11)	(0.2)	(0.01)
Net income, excluding special items, non-GAAP	$115.9	$2.49	$74.4	$1.61	$410.0	$8.90	$187.5	$4.10
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.

(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q4 25

	Chili’s		Maggiano’s		Brinker
	Q4 25	Q4 24	Q4 25	Q4 24	Q4 25	Q4 24
Operating income, GAAP	$177.3	$106.1	$13.4	$13.4	$142.7	$73.1
Operating income as a % of Total revenues	13.2%	9.8%	11.0%	10.8%	9.8%	6.1%

Operating income, GAAP	$177.3	$106.1	$13.4	$13.4	$142.7	$73.1
Less: Franchise revenues	(12.8)	(11.5)	(0.2)	(0.2)	(13.0)	(11.7)
Plus: Depreciation and amortization	51.3	39.4	4.3	3.3	57.9	45.0
General and administrative	13.7	11.8	1.8	3.3	58.8	52.0
Other (gains) and charges	11.9	16.6	(3.0)	—	11.8	23.7
Restaurant operating margin, non-GAAP	$241.4	$162.4	$16.3	$19.8	$258.2	$182.1
Restaurant operating margin as a % of Company sales, non-GAAP	18.2%	15.1%	13.3%	16.0%	17.8%	15.2%
Fiscal 2025

	Chili’s		Maggiano’s		Brinker
	FY 25	FY 24	FY 25	FY 24	FY 25	FY 24
Operating income, GAAP	$644.0	$329.0	$60.1	$57.5	$512.0	$229.6
Operating income as a % of Total revenues	13.2%	8.4%	12.0%	11.6%	9.5%	5.2%

Operating income, GAAP	$644.0	$329.0	$60.1	$57.5	$512.0	$229.6
Less: Franchise revenues	(48.1)	(43.3)	(0.8)	(0.7)	(48.9)	(44.0)
Plus: Depreciation and amortization	182.5	147.7	14.6	13.1	206.6	170.8
General and administrative	50.4	42.8	9.7	10.2	222.0	183.7
Other (gains) and charges	23.7	26.9	(1.8)	0.6	41.8	43.2
Restaurant operating margin, non-GAAP	$852.5	$503.1	$81.8	$80.7	$933.5	$583.3
Restaurant operating margin as a % of Company sales, non-GAAP	17.6%	13.0%	16.3%	16.3%	17.5%	13.3%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.

Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision (benefit) for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Quarter		Year-to-Date
	Q4 25	Q4 24	Q4 25	Q4 24
Net income - GAAP	$107.0	$57.3	$383.1	$155.3
Provision for income taxes	25.2	0.7	76.9	9.6
Other income, net	(0.4)	—	(1.1)	(0.3)
Interest expenses	10.9	15.1	53.1	65.0
Depreciation and amortization	57.9	45.0	206.6	170.8
Other (gains) and charges	11.8	23.7	41.8	43.2
Adjusted EBITDA, non-GAAP	$212.4	$141.8	$760.4	$443.6

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019